Exhibit 99.1

Contacts:

Investor Relations

Alan Roden

Verint Systems Inc.

(631) 962-9304

alan.roden@verint.com

Press Release

Verint Announces Third Quarter Results

Conference Call to Discuss Selected Financial Information and Outlook to be Held Today at 4:30 p.m.

MELVILLE, N.Y., December 7, 2011 — Verint® Systems Inc. (NASDAQ: VRNT), a global leader in Actionable Intelligence® solutions and value-added services, today announced results for the quarter ended October 31, 2011.

“We are pleased with our third quarter results, which reflect 9.6% year-over-year non-GAAP revenue growth with strong performance in both enterprise and security intelligence and a sequential improvement in operating profit and margins,” said Dan Bodner, CEO and President of Verint Systems Inc. “Throughout the year, we invested in innovation and added many new analytical solutions to our enterprise and security intelligence portfolios, positioning Verint for accelerated growth and sustained leadership in the Actionable Intelligence® market.”

Below is selected financial information for the three and nine months ended October 31, 2011 and 2010 prepared in accordance with generally accepted accounting principles (“GAAP”) and not prepared in accordance with GAAP (“non-GAAP”).

(Dollars in thousands, except per share data)

	Selected GAAP Information
	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010

Revenue	$199,364	$186,641	$570,655	$539,930

Gross Profit	129,225	127,700	376,058	362,836
Gross Margin	64.8%	68.4%	65.9%	67.2%

Operating Income	18,282	30,393	58,526	50,210
Operating Margin	9.2%	16.3%	10.3%	9.3%

Diluted Net Income per Common Share Attributable to Verint Systems Inc.	$0.15	$0.36	$0.22	$0.05

	Selected Non-GAAP Information
	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010

Revenue	$204,575	$186,641	$576,828	$539,930

Gross Profit	138,608	131,613	393,748	374,845
Gross Margin	67.8%	70.5%	68.3%	69.4%

Operating Income	44,029	53,105	123,932	141,707
Operating Margin	21.5%	28.5%	21.5%	26.2%

Diluted Net Income per Common Share Attributable to Verint Systems Inc.	$0.59	$0.92	$1.72	$2.14

Outlook for the Year Ending January 31, 2012

•                  We are providing annual non-GAAP revenue guidance of $784 million to $792 million.

•                  We are targeting a non-GAAP operating margin in the low 20%.

Outlook for the Year Ending January 31, 2013

•                  We are providing an initial annual non-GAAP revenue growth outlook of approximately 10% compared to the year ending January 31, 2012.

•                  We are targeting a non-GAAP operating margin in the low 20%.

Conference Call Information

We will be conducting a conference call today at 4:30 p.m. ET to discuss our results for the third quarter and outlook for the years ending January 31, 2012 and 2013.  An on-line, real-time Web cast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-866-831-6234 (United States) and 1-617-213-8854 (international) and the passcode is 50349579.  Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Table 2 as well as “Supplemental Information About Non-GAAP Financial Measures” at the end of this press release. Because we do not predict special items that might occur in the future, and our outlook is developed at a level of detail different than that used to prepare GAAP financial measures, we are not providing a reconciliation to GAAP of our forward-looking financial measures for the year ending January 31, 2012.

About Verint Systems Inc.
Verint® Systems Inc. is a global leader in Actionable Intelligence® solutions and value-added services.  Our solutions enable organizations of all sizes to make timely and effective decisions to improve enterprise performance and make the world a safer place.  More than 10,000 organizations in over 150 countries—including over 85 percent of the Fortune 100—use Verint Actionable Intelligence solutions to capture, distill, and analyze complex and underused information sources, such as voice, video, and unstructured text.  Headquartered in Melville, New York, we support our customers around the globe directly and with an extensive network of selling and support partners.  Visit us at our website www.verint.com.

Cautions About Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause actual future results or conditions to differ materially from current expectations include: uncertainties regarding the impact of general economic conditions in the United States and abroad, particularly in information technology spending and government budgets, on our business; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business; risks associated with keeping pace with technological changes and evolving industry standards in our product offerings and with successfully introducing new, quality products which meet customer needs and achieve market acceptance; risks created by continued consolidation of competitors or introduction of large competitors in our markets with greater resources than we have; risks associated with successfully competing for, consummating, and implementing mergers and acquisitions, including risks associated with capital constraints, costs and expenses, management distraction, post-acquisition integration activities, and potential asset impairments; risks that customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks relating to our implementation and maintenance of adequate systems and internal controls for our current and future operations and reporting needs and related risks of financial statement omissions, misstatements, restatements, or filing delays; risks relating to our ability to improve our infrastructure to enhance and secure our internal and external operations and to support growth; risks that we improperly handle sensitive or confidential information or the perception of such mishandling; risks associated with Comverse Technology, Inc. (“Comverse”) controlling our board of directors and the outcome of all matters submitted for stockholder action, including the approval of significant corporate transactions, such as certain equity issuances or mergers and acquisitions, as well as speculation or announcements regarding Comverse’s strategic plans; risks associated with being a consolidated, controlled subsidiary of Comverse and formerly part of Comverse’s consolidated tax group, including risks of any future impact on us resulting from Comverse’s previous extended filing delay or any other future issues; risks that products may contain undetected defects, which could expose us to substantial liability; risks associated with allocating limited financial and human resources to business, development, strategic, or other opportunities that may not come to fruition or produce satisfactory returns; risks associated with significant foreign and international operations, including exposure to regions subject to political or economic instability and fluctuations in exchange rates; risks associated with complex and changing local and foreign regulatory environments; risks associated with our ability to recruit and retain qualified personnel in geographies in which we operate; challenges in accurately forecasting revenue and expenses and maintaining profitability; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks associated with a significant amount of our business coming from domestic and foreign government customers, including the ability to maintain security clearances for certain projects; risks associated with our dependence on a limited number of suppliers or original equipment manufacturers (“OEMs”) for certain components of our products; risks that we are unable to maintain and enhance relationships with key resellers, partners, and systems integrators; risks that contract terms may expose us to unlimited liability or other unfavorable positions and risks that we may experience losses that are not covered by insurance; risks that we will experience liquidity or working capital issues and related risks that financing sources will be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position, including with respect to maintaining compliance with the leverage ratio covenant under our credit facility and maintaining our credit rating; risks relating to timely implementation of new accounting pronouncements or new interpretations of existing accounting pronouncements and related risks of future restatements or filing delays; risks associated with future regulatory actions or private litigations relating to our previous extended filing delay and related circumstances; and risks that use of our tax benefits may be restricted or eliminated in the future.  We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2011.

VERINT, the VERINT logo, ACTIONABLE INTELLIGENCE, POWERING ACTIONABLE INTELLIGENCE, INTELLIGENCE IN ACTION, ACTIONABLE INTELLIGENCE FOR A SMARTER WORKFORCE, VERINT VERIFIED, WITNESS ACTIONABLE SOLUTIONS, STAR-GATE, RELIANT, VANTAGE, X-TRACT, NEXTIVA, EDGEVR, ULTRA, AUDIOLOG, WITNESS, the WITNESS logo, IMPACT 360, the IMPACT 360 logo, IMPROVE EVERYTHING, EQUALITY, CONTACTSTORE, EYRETEL, BLUE PUMPKIN SOFTWARE, BLUE PUMPKIN, the BLUE PUMPKIN logo, EXAMETRIC and the EXAMETRIC logo, CLICK2STAFF, STAFFSMART, AMAE SOFTWARE and the AMAE logo are trademarks and registered trademarks of Verint Systems Inc. Other trademarks mentioned are the property of their respective owners.

Table 1

Verint Systems Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010

Revenue:
Product	$101,164	$97,769	$284,865	$282,942
Service and support	98,200	88,872	285,790	256,988
Total revenue	199,364	186,641	570,655	539,930
Cost of revenue:
Product	33,623	26,615	89,368	83,333
Service and support	33,091	30,070	96,469	87,052
Amortization of acquired technology	3,425	2,256	8,760	6,709
Total cost of revenue	70,139	58,941	194,597	177,094
Gross profit	129,225	127,700	376,058	362,836
Operating expenses:
Research and development, net	28,464	24,063	81,640	72,544
Selling, general and administrative	76,536	67,868	218,988	224,029
Amortization of other acquired intangible assets	5,943	5,376	16,904	16,053
Total operating expenses	110,943	97,307	317,532	312,626
Operating income	18,282	30,393	58,526	50,210
Other income (expense), net
Interest income	153	109	447	309
Interest expense	(7,905)	(8,941)	(24,556)	(20,825)
Loss on extinguishment of debt	—	—	(8,136)	—
Other income (expense), net	(1,313)	2,159	437	(3,987)
Total other expense, net	(9,065)	(6,673)	(31,808)	(24,503)
Income before provision for (benefit from) income taxes	9,217	23,720	26,718	25,707
Provision for (benefit from) income taxes	(704)	5,332	3,968	10,544
Net income	9,921	18,388	22,750	15,163
Net income attributable to noncontrolling interest	470	1,214	2,936	2,722
Net income attributable to Verint Systems Inc.	9,451	17,174	19,814	12,441
Dividends on preferred stock	(3,747)	(3,592)	(11,003)	(10,549)
Net income attributable to Verint Systems Inc. common shares	$5,704	$13,582	$8,811	$1,892

Net income per common share attributable to Verint Systems Inc.
Basic	$0.15	$0.38	$0.23	$0.06
Diluted	$0.15	$0.36	$0.22	$0.05

Weighted-average common shares outstanding
Basic	38,807	35,368	38,263	33,785
Diluted	39,263	47,679	39,267	36,525

Table 2

Verint Systems Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Results

(Unaudited)

(In thousands, except per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
Table of Reconciliation from GAAP Revenue to Non-GAAP Revenue

GAAP revenue	$199,364	$186,641	$570,655	$539,930
Revenue adjustments related to acquisitions	5,211	—	6,173	—
Non-GAAP revenue	$204,575	$186,641	$576,828	$539,930

Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$129,225	$127,700	$376,058	$362,836
Revenue adjustments related to acquisitions	5,211	—	6,173	—
Amortization of acquired technology	3,425	2,256	8,760	6,709
Stock-based compensation expenses	765	1,657	2,361	5,300
Other adjustments	(18)	—	396	—
Non-GAAP gross profit	$138,608	$131,613	$393,748	$374,845

Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income

GAAP operating income	$18,282	$30,393	$58,526	$50,210
Revenue adjustments related to acquisitions	5,211	—	6,173	—
Amortization of acquired technology	3,425	2,256	8,760	6,709
Amortization of other acquired intangible assets	5,943	5,376	16,904	16,053
Stock-based compensation expenses	6,650	13,090	20,841	39,095
Other adjustments	4,518	1,175	11,720	2,546
Expenses related to our filing delay	—	815	1,008	27,094
Non-GAAP operating income	$44,029	$53,105	$123,932	$141,707

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(9,065)	$(6,673)	$(31,808)	$(24,503)
Loss on extinguishment of debt	—	—	8,136	—
Unrealized (gains) losses on derivatives, net	(688)	922	42	(6,840)
Other adjustments	89	—	89	—
Non-GAAP other expense, net	$(9,664)	$(5,751)	$(23,541)	$(31,343)

Table of Reconciliation from GAAP Provision for (Benefit From) Income Taxes to Non-GAAP Provision for Income Taxes

GAAP provision for (benefit from) income taxes	$(704)	$5,332	$3,968	$10,544
Non-cash tax adjustments	4,986	(2,962)	7,577	(2,819)
Non-GAAP provision for income taxes	$4,282	$2,370	$11,545	$7,725

Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net income attributable to Verint Systems Inc.	$9,451	$17,174	$19,814	$12,441
Revenue adjustments related to acquisitions	5,211	—	6,173	—
Amortization of acquired technology	3,425	2,256	8,760	6,709
Amortization of other acquired intangible assets	5,943	5,376	16,904	16,053
Stock-based compensation expenses	6,650	13,090	20,841	39,095
Other adjustments	4,607	1,175	11,809	2,546
Expenses related to our filing delay	—	815	1,008	27,094
Loss on extinguishment of debt	—	—	8,136	—
Unrealized (gains) losses on derivatives, net	(688)	922	42	(6,840)
Non-cash tax adjustments	(4,986)	2,962	(7,577)	2,819
Total GAAP net income adjustments	20,162	26,596	66,096	87,476
Non-GAAP net income attributable to Verint Systems Inc.	$29,613	$43,770	$85,910	$99,917

Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. Common Shares to Non-GAAP Net Income Attributable to Verint Systems Inc. Common Shares

GAAP net income attributable to Verint Systems Inc. common shares	$5,704	$13,582	$8,811	$1,892
Total GAAP net income adjustments	20,162	26,596	66,096	87,476
Non-GAAP net income attributable to Verint Systems Inc. common shares	$25,866	$40,178	$74,907	$89,368

Table Comparing GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.15	$0.36	$0.22	$0.05

Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.59	$0.92	$1.72	$2.14

Shares used in computing GAAP diluted net income per common share (in thousands)	39,263	47,679	39,267	36,525

Shares used in computing non-GAAP diluted net income per common share (in thousands)	49,937	47,679	49,840	46,722

Table 3

Verint Systems Inc. and Subsidiaries

Segment Revenue

(Unaudited)

(In thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010

GAAP Revenue By Segment
Enterprise Intelligence Segment	$114,312	$106,473	$317,235	$298,148

Video Intelligence Segment	32,241	30,611	102,216	99,216
Communications Intelligence Segment	52,811	49,557	151,204	142,566
Total Video and Communications Intelligence	85,052	80,168	253,420	241,782

GAAP Total Revenue	$199,364	$186,641	$570,655	$539,930

Revenue adjustments related to acquisitions
Enterprise Intelligence Segment	$2,824	$—	$2,824	$—

Video Intelligence Segment	852	—	1,814	—
Communications Intelligence Segment	1,535	—	1,535	—
Total Video and Communications Intelligence	2,387	—	3,349	—

Total revenue adjustments related to acquisitions	$5,211	$—	$6,173	$—

Non-GAAP Revenue By Segment
Enterprise Intelligence Segment	$117,136	$106,473	$320,059	$298,148

Video Intelligence Segment	33,093	30,611	104,030	99,216
Communications Intelligence Segment	54,346	49,557	152,739	142,566
Total Video and Communications Intelligence	87,439	80,168	256,769	241,782

Non-GAAP Total Revenue	$204,575	$186,641	$576,828	$539,930

Table 4

Verint Systems Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share data)

	October 31,	January 31,
	2011	2011

Assets
Current Assets:
Cash and cash equivalents	$112,413	$169,906
Restricted cash and bank time deposits	8,018	13,639
Accounts receivable, net	153,749	150,769
Inventories	14,814	16,987
Deferred cost of revenue	6,368	6,269
Prepaid expenses and other current assets	57,002	44,374
Total current assets	352,364	401,944
Property and equipment, net	27,549	23,176
Goodwill	817,744	738,674
Intangible assets, net	190,189	157,071
Capitalized software development costs, net	5,828	6,787
Long-term deferred cost of revenue	14,575	21,715
Other assets	37,855	26,760
Total assets	$1,446,104	$1,376,127

Liabilities, Preferred Stock, and Stockholders’ Equity
Current Liabilities:
Accounts payable	$36,126	$36,861
Accrued expenses and other current liabilities	169,099	163,029
Current maturities of long-term debt	6,208	—
Deferred revenue	134,454	142,465
Liabilities to affiliates	1,791	1,847
Total current liabilities	347,678	344,202
Long-term debt	592,695	583,234
Long-term deferred revenue	29,623	40,424
Other liabilities	65,256	45,038
Total liabilities	1,035,252	1,012,898
Preferred Stock - $0.001 par value; authorized 2,500,000 shares. Series A convertible preferred stock; 293,000 shares issued and outstanding; aggregate liquidation preference and redemption value of $348,629 at October 31, 2011.	285,542	285,542
Commitments and Contingencies
Stockholders’ Equity:
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 39,130,000 and 37,349,000 shares, respectively; outstanding 38,847,000 and 37,089,000 shares, as of October 31, 2011 and January 31, 2011, respectively.	39	38
Additional paid-in capital	547,354	519,834
Treasury stock, at cost — 283,000 and 260,000 shares as of October 31, 2011 and January 31, 2011, respectively.	(7,466)	(6,639)
Accumulated deficit	(374,943)	(394,757)
Accumulated other comprehensive loss	(43,783)	(42,069)
Total Verint Systems Inc. stockholders’ equity	121,201	76,407
Noncontrolling interest	4,109	1,280
Total liabilities stockholders’ equity	125,310	77,687
Total liabilities, preferred stock, and stockholders’ equity	$1,446,104	$1,376,127

Table 5

Verint Systems Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended October 31,
	2011	2010

Cash flows from operating activities:
Net income	$22,750	$15,163
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,152	36,100
Stock-based compensation	17,211	22,856
Non-cash losses on derivative financial instruments, net	1,225	4,271
Loss on extinguishment of debt	8,136	—
Other non-cash items, net	4,049	1,626
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(1,698)	(9,719)
Inventories	1,629	(3,369)
Deferred cost of revenue	7,824	12,957
Prepaid expenses and other assets	2,354	(405)
Accounts payable and accrued expenses	(22,996)	(1,585)
Deferred revenue	(24,583)	(56,177)
Other, net	(9,822)	(3,252)
Net cash provided by operating activities	45,231	18,466

Cash flows from investing activities:
Cash paid for business combinations, net of cash acquired	(98,698)	(15,292)
Purchases of property and equipment	(9,238)	(5,845)
Settlements of derivative financial instruments not designated as hedges	(1,183)	(32,640)
Cash paid for capitalized software development costs	(2,542)	(1,604)
Changes in restricted cash and bank time deposits and other investing activities	5,893	(12,878)
Net cash used in investing activities	(105,768)	(68,259)

Cash flows from financing activities:
Proceeds from borrowings, net of original issuance discount	597,000	—
Repayments of borrowings and other financing obligations	(585,514)	(22,960)
Payment of debt issuance and other debt-related costs	(15,280)	(4,039)
Proceeds from exercises of stock options	9,394	30,572
Purchases of treasury stock	(827)	(4,146)
Other financing activities	(2,004)	—
Net cash provided by (used in) financing activities	2,769	(573)
Effect of exchange rate changes on cash and cash equivalents	275	37
Net decrease in cash and cash equivalents	(57,493)	(50,329)
Cash and cash equivalents, beginning of period	169,906	184,335
Cash and cash equivalents, end of period	$112,413	$134,006

Supplemental disclosures of cash flow information:
Cash paid for interest	$22,374	$13,014
Cash paid for income taxes, net of refunds received	$12,064	$5,533
Non-cash investing and financing transactions:
Accrued but unpaid purchases of property and equipment	$1,241	$929
Inventory transfers to property and equipment	$555	$372
Liabilities for contingent consideration in business combinations	$33,704	$3,224
Stock options exercised, proceeds received subsequent to period end	$364	$340
Purchases under supplier financing agreements, including capital leases	$1,090	$1,858

Verint Systems Inc. and Subsidiaries

Supplemental Information About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. Table 2 includes a reconciliation of each non-GAAP financial measure presented in this press release to the most directly comparable GAAP financial measure. Non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures.

We believe that the non-GAAP financial measures we present provide meaningful supplemental information regarding our operating results primarily because they exclude certain non-cash charges or items that we do not believe are reflective of our ongoing operating results when budgeting, planning and forecasting, determining compensation, and when assessing the performance of our business with our individual operating segments or our senior management. We believe that these non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among our peer companies. However, those companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Adjustments to Non-GAAP Financial Measures

Revenue adjustments related to acquisitions.  We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts which would have otherwise been recognized on a standalone basis.  We exclude these adjustments from our non-GAAP financial measures because these are not reflective of our ongoing operations.

Amortization of acquired intangible assets, including acquired technology.  When we acquire an entity, we are required under GAAP to record the fair value of the intangible assets of the acquired entity and amortize it over their useful lives.  We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures.  These expenses are excluded from our non-GAAP financial measures because they are non-cash charges.  In addition, these amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions.  Thus, we also exclude these amounts to provide better comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses.  We exclude stock-based compensation expenses related to stock options, restricted stock awards and units, and phantom stock from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are primarily non-cash charges. In prior periods, we also incurred significant cash-settled stock compensation due to our extended filing delay and restrictions on our ability to issue new shares of common stock to our employees.

Other adjustments.  We exclude from our non-GAAP financial measures legal, other professional fees and certain other expenses associated with acquisitions and certain extraordinary transactions, in both cases, whether or not consummated.  Also excluded are changes in the fair value of contingent consideration liabilities associated with business combinations.  These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.

Expenses related to our filing delay.  We exclude from our non-GAAP financial measures expenses related to our restatement of previously filed financial statements and our extended filing delay.  These expenses included professional fees and related expenses, as well as expenses associated with a special cash retention program.  These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.

Unrealized (gains) losses on derivatives, net.  We exclude from our non-GAAP financial measures unrealized gains and losses on interest rate swaps and foreign currency derivatives.  These gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions.

Loss on extinguishment of debt.  We exclude from our non-GAAP financial measures loss on extinguishment of debt attributable to refinancing of our debt because we believe it is not reflective of our ongoing operations.

Non-cash tax adjustments.  Non-cash tax adjustments represent the difference between the amount of taxes we actually paid and our GAAP tax provision on an annual basis. On a quarterly basis, this adjustment reflects our expected annual effective tax rate on a cash basis.